As filed with the Securities and Exchange Commission on July 12, 2005
 -------------------------------------------------------------------------------
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        NELNET STUDENT LOAN FUNDING, LLC
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                    75-2997993
------------------------------------                   ---------------
  (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                    Identification No.)


    121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 (402) 458-2303
    -------------------------------------------------------------------------
              (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                        Jeffrey Noordhoek, Vice President
                        Nelnet Student Loan Funding, LLC.
    121 South 13th Street, Suite 201, Lincoln, Nebraska 68508 (402) 458-4072
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:

                        Thomas H. Duncan, Esq.
                        Ballard Spahr Andrews & Ingersoll, LLP
                        1225 Seventeenth Street, Suite 2300
                        Denver, Colorado 80202
                        (303) 292-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

                           Registration No. 333-118566

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                               CALCULATION OF REGISTRATION FEE

 ========================= =============== =================== ==================== ===============
  TITLE OF EACH CLASS OF    AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
     SECURITIES TO BE      REGISTERED(1)    OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
        REGISTERED                               UNIT(2)             PRICE(2)           FEE(3)
 ------------------------- --------------- ------------------- -------------------- ---------------
          Notes            $540,000,000.00         100%           $540,000,000.00     $63,558.00
 ========================= =============== =================== ==================== ===============

(1) The amount of securities being registered, together with approximately $2,733,000,000 remaining amount of securities of the same class previously registered by the Registrant (Registration Statement No. 333-118566), represents the maximum aggregate principal amount of securities currently expected to be offered for sale. The amount of the filing fee associated with such previously registered securities that was previously paid was approximately $259,794.70.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) Registration fee is calculated on the basis of $117.70 per million offered.

                         -----------------------

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits described therein. Registrant hereby declares that the contents of Registration Statement No. 333-118566 are incorporated in this Registration Statement by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on July 5, 2005.



                                         NELNET STUDENT LOAN FUNDING, LLC

                                         By:  Nelnet Student Loan Funding
                                         Management Corporation, as manager

                                         By: /s/ Mike Dunlap
                                             ----------------------------------
                                                 Michael S. Dunlap, President


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities for Nelnet Student Loan Funding Management Corporation, manager of Nelnet Student Loan Funding, LLC, and on the dates indicated.

Signature                         Title                           Date


/s/ Terry J. Heimes               Director                        July 11, 2005
-----------------------------
Terry J. Heimes


/s/ James D. Kruger               Principal Financial Officer     July 5, 2005
-----------------------------
James D. Kruger                   and Director


/s/ Jeffrey Noordhoek             Director                        July 5, 2005
-----------------------------
Jeffrey Noordhoek


-----------------------------     Director                        July ___, 2005
Del Cochran


-----------------------------     Director                        July ___, 2005
Mark Whitehead


/s/ Mike Dunlap                   Principal Executive Officer     July 5, 2005
-----------------------------
Michael S. Dunlap

                                  Exhibit List




   Exhibit No.               Description

       5.1          Opinion of Kutak Rock LLP

       23.2         Consent of Ballard Spahr Andrews & Ingersoll, LLP